UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2007

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (563)-272-7400

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2007, the Board of Directors (the "Board") of HNI Corporation (the "Corporation") approved by unanimous written consent certain amendments to Section 2.16(a)(2)(i) of Article 2 and Section 3.02 of Article 3 of the Corporation's By-laws (the "By-laws") to adopt a majority vote standard for uncontested director elections (the "By-law Amendment"). Under revised Section 3.02 of the By-laws, in an uncontested election, a director who receives a greater number of votes cast "AGAINST" his or her election than votes cast "FOR" such election must resign no later than 90 days after the date of the certification of the election results. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will be that required under Iowa law for the election of directors, which is a plurality of the votes cast. The By-law Amendment also requires a shareholder presenting a nomination for election to the Board to provide a statement whether its nominee agrees to comply with the Corporation's director resignation policy.

The effectiveness of the By-law Amendment is conditioned upon the approval by the Corporation's shareholders of certain amendments to the Corporation's Articles of Incorporation (the "Charter Amendment"), which were approved by the Board on February 14, 2007 and are to be submitted to shareholders for approval at the next annual meeting of shareholders to be held on May 8, 2007 (the "Annual Meeting"). If approved by the shareholders, the Charter Amendment will eliminate the Corporation's supermajority shareholder voting requirements and implement the voting requirements prescribed by Iowa law for all matters submitted to the shareholders, including the election of directors. For more information on the Charter Amendment, please refer to the Corporation's preliminary proxy statement on Schedule 14A (the "Preliminary Proxy Statement"), which was filed with the Securities and Exchange Commission (the "SEC") on February 23, 2007.

If the Charter Amendment is approved by the shareholders at the Annual Meeting, the By-law Amendment will be effective following the Annual Meeting when the Charter Amendment is filed with the Secretary of State of the State of Iowa. The foregoing description of the By-law Amendment is qualified in its entirety by reference to the full text of the By-laws, as amended, a copy of which is attached hereto as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information

A definitive proxy statement (the "Definitive Proxy Statement"), which may contain additional or different information from that contained in the Preliminary Proxy Statement, will be mailed to the Corporation's shareholders prior to the Annual Meeting. Investors and security holders are advised to read the Definitive Proxy Statement, when it becomes available, and the Preliminary Proxy Statement because each will contain or contains important information related to the Annual Meeting and the Charter Amendment. Investors and security holders may obtain free copies of the Definitive Proxy Statement, when it becomes available, the Preliminary Proxy Statement and other documents filed by the Corporation with the SEC at the SEC's website (www.sec.gov). The Definitive Proxy Statement, when it becomes available, the Preliminary Proxy Statement and any other documents filed by the Corporation with the SEC may also be obtained free of charge at the Corporation's web site (www.hnicorp.com) or by directing a request to Jeffrey D. Lorenger at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.

The Corporation and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Corporation's shareholders with respect to the Annual Meeting and the Charter Amendment. Information regarding any interests of the Corporation's executive officers and directors is included in the Preliminary Proxy Statement and will be included in the Definitive Proxy Statement.

Section 8 - Other Events

Item 8.01 Other Events.

On March 9, 2007, the Board also approved by unanimous written consent certain amendments to Section B.3 of the Corporation's Corporate Governance Guidelines (the "Guidelines"). The amendments require a director nominee to tender his or her irrevocable resignation to the Board at the time of his or her election. The irrevocable resignation will be automatically effective, without any further action by the Board, 90 days after the certification of election results at the Corporation's next annual meeting if the director receives a greater number of votes cast "AGAINST" his or her election than votes cast "FOR" such election. The effectiveness of these amendments to the Guidelines is conditioned upon the approval of the Charter Amendment by the shareholders at the Annual Meeting.

The information contained in Item 5.03, Additional Information, in this Current Report on Form 8-K is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibit relating to Item 5.03 is filed as part of this Current Report on Form 8-K.

          Exhibit No.                       Description
3(ii)	By-laws of the Registrant, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date: March 9, 2007	By:	/s/ Jeffrey D. Lorenger
Jeffrey D. Lorenger Vice President, General Counsel and Secretary

Exhibit Index

           Exhibit No.                       Description
3(ii)	By-laws of the Registrant, as amended.